UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, the Board of Directors (the “Board”) of Leslie’s, Inc. (the “Company”) increased the size of the Board from nine to ten members and elected Claire Spofford to the Board, effective May 18, 2022. The Board also appointed Ms. Spofford to the Nominating and Corporate Governance Committee and Compensation Committee of the Board.

Ms. Spofford will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Compensation for the Company’s non-employee directors is described in the Company’s Definitive Proxy Statement for its 2022 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on January 31, 2022.

There are no arrangements or understandings between Ms. Spofford and any other persons pursuant to which Ms. Spofford was selected as a director. Ms. Spofford has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Spofford, age 60, joined J.Jill, Inc. (NYSE: JILL) in February of 2021 as its Chief Executive Officer and President. She also serves on J.Jill’s board of directors. Prior to joining J.Jill, Ms. Spofford was the President of Cornerstone Brands from December 2017 to October 2020. In that role, she oversaw a portfolio of four interactive, aspirational, home and apparel lifestyle brands: Ballard Designs, Frontgate, Garnet Hill and Grandin Road. She led the team there in evolving the brands into profitable, digitally-driven omnichannel businesses. Before being promoted into this role, from January 2014 to December 2017, Ms. Spofford was the President of Garnet Hill. Prior to that, Ms. Spofford was Senior Vice President and Chief Marketing Officer of J.Jill and held numerous leadership roles at Orchard Brands, including Interim President and Chief Executive Officer, Group President for Premium Brands, and President of Appleseed’s. Before joining Orchard Brands, Spofford served as Vice President, Global Marketing of Timberland. Ms. Spofford currently serves on the board of directors of Reclaim Childhood, and she previously served on the boards of White Flower Farm and Project Adventure, Inc. Ms. Spofford received her M.B.A. from Babson College and her Bachelor of Arts in English and Political Science from the University of Vermont.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LESLIE'S, INC.

Date:	May 18, 2022	By:	/s/ Steven M. Weddell
		Name: Title:	Steven M. Weddell Executive Vice President and Chief Financial Officer